EXHIBIT 99.5
                          NOMINEE HOLDER CERTIFICATION


         The undersigned, a bank, broker, trustee, depository or other nominee holder of subscription rights ("Subscription Rights") to purchase Units, each consisting of one share of common stock, par value $.001 per share (the "Common Stock") and one common stock purchase warrant (the "Units"), of WaveRider Communications Inc. (the "Company") pursuant to the Rights Offering described and provided for in the Company's prospectus dated ________, 2001 (the "Prospectus"), hereby certifies to the Company and to Corporate Stock Transfer, Inc. (the "Subscription Agent"), that:

         1. the undersigned has subscribed for the number of Units specified below pursuant to the Basic Subscription Privilege (as described in the Prospectus) and the Over-Subscription Privilege (as described in the Prospectus) on behalf of beneficial owners of Subscription Rights who have exercised the Subscription Rights, listing separately below each such exercised Basic Subscription Privilege and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner); and

         2. each such beneficial owner exercising its Over-Subscription Privilege has exercised its Basic Subscription Privilege in full.

NUMBER OF UNITS OWNED   NUMBER OF UNITS         NUMBER OF UNITS SUBSCRIBED
ON THE RECORD DATE      SUBSCRIBED FOR          FOR PURSUANT TO
                        PURSUANT TO BASIC       OVER-SUBSCRIPTION
                        SUBSCRIPTION PRIVILEGE  PRIVILEGE
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1.
2.
3.
4.
5.


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Name of Bank, Broker, Trustee, Depository or Other Nominee

By: _____________________________
     Authorized Signature


Name: __________________________
         (Please type or print)